UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               PNC CAPITAL TRUST D
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF TRUST)

               DELAWARE                                    25-6576727
(STATE OF INCORPORATION OR ORGANIZATION)                 (IRS EMPLOYER
                                                       IDENTIFICATION NUMBER)

 C/O THE PNC FINANCIAL SERVICES GROUP, INC.
              1 PNC PLAZA
    249 FIFTH AVENUE, PITTSBURGH, PA                       15222-2707
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             PENNSYLVANIA                                   25-1435979
(STATE OF INCORPORATION OR ORGANIZATION)                 (IRS EMPLOYER
                                                      IDENTIFICATION NUMBER)
              1 PNC PLAZA
    249 FIFTH AVENUE, PITTSBURGH, PA                       15222-2707
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:[ ]

     Securities Act registration statement file numbers to which this form relates: 333-50651 and 333-50651-02

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                 NAME OF EACH EXCHANGE ON WHICH
 TITLE OF EACH CLASS TO BE SO REGISTERED         EACH CLASS IS TO BE REGISTERED
--------------------------------------------     -------------------------------
          PNC CAPITAL TRUST D                        NEW YORK STOCK EXCHANGE
        6.125% CAPITAL SECURITIES
 (AND THE GUARANTEE WITH RESPECT THERETO)

--------------------------------------------------------------------------------

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrants' Securities To Be Registered.
                  -------------------------------------------------------


                  The classes of securities to be registered hereby consist of
(a) the 6.125% capital securities (the "Trust D Capital Securities") representing preferred undivided beneficial interests in the assets of PNC Capital Trust D, a statutory trust created under the laws of the State of Delaware (the "Trust D Issuer") and (b) the guarantee with respect thereto (the "Trust D Guarantee") by The PNC Financial Services Group, Inc. ("PNC"), a Pennsylvania corporation.


                  For a description of the Trust D Capital Securities and the Trust D Guarantee, reference is made to the information set forth under the headings: (a) "Description of Capital Securities" and "Description of Guarantees" in the prospectus (the "Prospectus") relating to the Trust D Capital Securities and the Trust D Guarantee, contained in the Registration Statement on Form S-3 of the Trust D Issuer and PNC (Registration Nos. 333-50651 and 333-50651-02) filed with the Securities and Exchange Commission (the "Commission") on April 21, 1998, as amended by Amendment No. 1 thereto filed with the Commission on May 15, 1998 (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and (b) "Certain Terms of Trust D Capital Securities" and "Certain Terms of Trust D Guarantee" in the prospectus supplement (the "Prospectus Supplement"), filed with the Commission on December 12, 2003, pursuant to Rule 424(b) under the Act. The Prospectus Supplement shall be deemed to be incorporated by reference into the Registration Statement. The above mentioned descriptions contained in the Registration Statement, the Prospectus and the Prospectus Supplement are incorporated herein by reference.


Item 2.           Exhibits.
                  --------


2.1 Registration Statement (as defined in Item 1 above and incorporated herein by reference).


2.2 Certificate of Trust of the Trust D Issuer, dated April 16, 1998 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).


2.3 Trust Agreement of the Trust D Issuer, dated April 16, 1998 (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).


2.4 Form of Amended and Restated Trust Agreement of the Trust D Issuer to be used in connection with the issuance of the Trust D Capital Securities (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).


2.5 Form of Guarantee Agreement (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).


2.6 Form of Junior Subordinated Indenture (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).


2.7 Form of Trust D Capital Security (incorporated herein by reference to Exhibit 4.11 to the Registration Statement).


2.8 Form of Trust D Junior Subordinated Debenture (incorporated herein by reference to Exhibit 4.12 to the Registration Statement).


2.9 Form of Underwriting Agreement for Trust D Capital Securities (incorporated herein by reference to Exhibit 1.1 to the Registration Statement).

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: December 18, 2003
                                          PNC Capital Trust D

                                          By:     /s/ Lisa Marie Kovac
                                             -----------------------------------
                                             Name:    Lisa Marie Kovac
                                             Title:   Administrator


                                          The PNC Financial Services Group, Inc.

                                          By:    /s/ William S. Demchack
                                             -----------------------------------
                                             Name:   William S. Demchack
                                             Title:  Vice Chairman and
                                                     Chief Financial Officer